EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Ordinary Shares of Super Group (SGHC) Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: December 14, 2022

Chivers Limited

By:	/s/ Basil Bielich
Name: Basil Bielich
Title: Director

Chivers Trust

By: Waddle Limited
Its: Trustee

By:	/s/ Basil Bielich
Name: Basil Bielich
Title: Director

Waddle Limited

By:	/s/ Basil Bielich
Name: Basil Bielich
Title: Director